UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 30, 2009
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-29079	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As initially announced on August 15, 2008 by Regent Communications, Inc. (“Regent”), on August 11, 2008 Regent received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that Regent failed to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (formerly Marketplace Rule 4450(a)(5)) for continued listing of its common stock on The Nasdaq Global Market because the bid price of its common stock closed under $1.00 per share for 30 consecutive business days. The notice also stated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A) (formerly Marketplace Rule 4450(e)(2)), Regent would be provided 180 calendar days, or until February 9, 2009, to regain compliance with the minimum bid price requirement. Due to Nasdaq’s suspensions of enforcement of the bid price requirement in 2008 and 2009 and as disclosed by Regent in its filings of various Forms 10-Q and 10-K, Regent’s time period for regaining compliance was extended until November 25, 2009. To regain compliance, the closing bid price of Regent’s common stock had to remain at or above $1.00 per share for a minimum of 10 consecutive business days prior to the market close on November 25, 2009.
     Regent did not regain compliance with the $1.00 minimum bid price requirement by November 25, 2009. Accordingly, on November 30, 2009, Regent received written notification from Nasdaq (the “Staff Determination”) that unless Regent requests a hearing before the Nasdaq Listing Qualifications Panel on or before 4:00 p.m. Eastern Time on December 7, 2009, Regent’s common stock will be delisted from The Nasdaq Stock Market. On December 4, 2009, Regent requested a hearing before the Nasdaq Listing Qualifications Panel to address the minimum bid price deficiency, which request will stay any action with respect to the Staff Determination until the Nasdaq Listing Qualifications Panel renders a decision subsequent to the hearing. However, there can be no assurance that Nasdaq will grant the Company’s request for continued listing.
     The Staff Determination letter also stated that Regent does not meet the stockholders’ equity requirement required by Nasdaq Listing Rule 5505 for initial listing of Regent’s common stock on The Nasdaq Capital Market. Therefore, Regent is not eligible to apply to transfer its common stock listing to The Nasdaq Capital Market, which transfer otherwise would have provided an additional 180 calendar days to regain compliance with the minimum closing bid price requirement while listed on The Nasdaq Capital Market.
     Regent issued the press release attached hereto as Exhibit 99.1 on December 4, 2009 announcing its receipt of the Staff Determination letter from Nasdaq and its request for a hearing before the Nasdaq Listing Qualifications Panel, as described above.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

99.1	Press Release dated December 4, 2009
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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